CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



First Investors Corporation
95 Wall Street
New York, New York  10005


     We hereby consent to the use in Post-Effective Amendment No. 72 to the Registration Statement on Form S-6 (File No. 2-10946) of our report dated March 6, 1998 relating to the December 31, 1997 financial statements of First Investors Single Payment and Periodic Payment Plans for the Accumulation of Shares of First Investors Global Fund, Inc. and our report dated February 16, 1998 relating to the December 31, 1997 financial statements of First Investors Corporation, which are included in said Registration Statement.


                                        /s/Tait, Weller & Baker


                                        TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 21, 1998